UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)

3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)

Registrant’s telephone number, including area code: 605-978-2900

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NWE	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2021, NorthWestern Corporation d/b/a NorthWestern Energy (Nasdaq: NWE) (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc., CIBC World Markets Corp. and Credit Suisse Securities (USA) LLC, as sales agents (the “Sales Agents”) and forward sellers (the “Forward Sellers”), and JPMorgan Chase Bank, National Association, Bank of America N.A., Canadian Imperial Bank of Commerce and Credit Suisse Capital LLC, as forward purchasers (the “Forward Purchasers”), which is attached as Exhibit 1.1 hereto. Under the terms of the Agreement, the Company may offer and sell over a period of time and from time to time shares of its common stock, par value $0.01 per share (the “common stock”), having a gross sales price of up to $200,000,000 (including shares of common stock that may be sold pursuant to the forward sale agreements described below, the “Shares”), through the Sales Agents or the Forward Sellers. Sales of the Shares, if any, may be made by means of ordinary brokers’ transactions on The Nasdaq Stock Market LLC, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales), or by any other methods permitted by applicable law, as agreed upon by the Company and the Sales Agents or the Forward Sellers.

The Agreement provides that, in addition to, or in lieu of, the issuance and sale of common stock by the Company through the Sales Agents, the Company may also enter into a forward sale agreement with the Forward Purchasers, substantially in the form set forth on Exhibit A to the Agreement and attached as Exhibit 1.2 hereto (the “Master Forward Sale Confirmation”). In connection with each forward sale agreement under the Master Forward Sale Confirmation, the relevant Forward Purchaser (or its affiliate) will, at the Company’s request, attempt to borrow shares of common stock from third parties and, through the relevant Sales Agent, sell a number of Shares equal to the number of Shares that underlie the forward sale agreement to hedge its obligations under the forward sale agreement.

The Company will not initially receive any proceeds from the sale of borrowed shares of common stock by a Forward Seller. The Company expects to receive proceeds from the sale of Shares by a Forward Seller upon future physical settlement of the relevant forward sale agreement with the relevant Forward Purchaser on dates specified by the Company on or prior to the maturity date of the relevant forward sale agreement. If the Company elects to cash settle or net share settle a forward sale agreement, the Company may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and the Company may owe cash (in the case of cash settlement) or shares of common stock (in the case of net share settlement) to the relevant Forward Purchaser.

Each Sales Agent will receive from the Company a commission of up to 2.0% of the sales price  for all Shares sold through it as Sales Agent under the Agreement. The remaining sales proceeds, after deducting any expenses payable by the Company and any transaction fees or taxes imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will be the Company’s net proceeds for the sale of such Shares. In connection with each forward sale agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward price payable by the relevant Forward Purchaser under the related forward sale agreement, a commission of up to 2.0% of the sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller. The Company has no obligation to sell any Shares and may at any time suspend solicitation and offers under the Agreement or terminate the Agreement.

The Shares will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-253047) (the “Registration Statement”).

The foregoing descriptions of the Agreement and the Master Forward Sale Confirmation are summaries and are qualified in their entirety by reference to the full and complete terms of the Agreement and the Master Forward Sale Confirmation, copies of which are attached to this Current Report on Form 8-K as Exhibit 1.1 and Exhibit 1.2, respectively, and are incorporated by reference in this Item 1.01 as though they were fully set forth herein.

Attached hereto as Exhibit 5.1 is an opinion of counsel regarding the legality of the Shares.

This Current Report on Form 8-K is being filed to file certain documents in connection with the offering as exhibits to the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
1.1	Equity Distribution Agreement, dated April 23, 2021, by and among NorthWestern Corporation; J.P. Morgan Securities LLC, BofA Securities, Inc., CIBC World Markets Corp. and Credit Suisse Securities (USA) LLC, as sales agents and forward sellers; and JPMorgan Chase Bank, National Association, Bank of America N.A., Canadian Imperial Bank of Commerce and Credit Suisse Capital LLC, as forward purchasers.
1.2	Form of Master Forward Sale Confirmation
5.1	Opinion of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation.
23.1	Consent of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation (included as part of Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: April 23, 2021